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                                                                  EXHIBIT 99.328




FROM:                 Fortney, Elizabeth
SENT:                 Monday, November 08, 1999 8:40 AM
TO:                   Moty, Janette
SUBJECT:              RE: IEPS Project Points of Clarification
IMPORTANCE:           High
SENSITIVITY:          Confidential

Janette,
It is urgent that you retrieve or call back the email you sent to Julie
- please do asap and let me know if you succeeded. If you need help to figure it out, because it's urgent, please interrupt me on the call in my office.
Liz

LIZ FORTNEY
PEROTSYSTEMS Corporation
VOICE: (626) 537-3006
CELL: (626) 705-4135
FAX: (603) 849-7989
Pager: (800) PAGEMCI pin #1938735
elizabeth.fortney@ps.net

     -----Original Message-----
     FROM:        Moty, Janette
     SENT:        Friday, November 05, 1999 5:14 PM
     TO:          dekorj@sce.com
     CC:          Paterno, Felicia; Fortney, Elizabeth
     SUBJECT:     IEPS Project Points of Clarification

     Hello, Julie,

     Liz and I enjoyed meeting with you yesterday. We realize that you are extremely busy and greatly appreciated the opportunity to discuss the IEPS project.

     You will also be meeting another member of the Perot team soon. Felicia Paterno is working with us to provide you with the costing estimates requested. Felicia and I have come up with the attached points needing clarification. Please review the attachment at your earliest convenience. I will contact you early next week to discuss them further.

     Thank you again for meeting with us yesterday.

     Sincerely,

     Janette Moty
     Perot Systems
     1000 S. Freemont, Suite 6200
     Alhambra, CA 91803
     626.537.3095

     ((File: Points of Clarification.doc))